Exhibit 10.1

Date:               November 5, 2009

To:                   Ilan Daskal, CFO

From:               Rick Merritt, VP Human Resources

Subject:               Amendment to Relocation Benefits
______________________________________________________________________

Reference is made to the offer letter agreement (“Offer Letter”), September 19, 2008 between you and International Rectifier Corporation (the “Company”).

The purpose of this memorandum (“Amendment”) is to amend certain provisions of the Offer Letter, as set forth below (with the provisions below modifying the corresponding sections of the Offer Letter having the same headings as set forth below):

▪
The terms and conditions of the sections in the Offer Letter with the following headings: International Rectifier’s Executive Relocation Package, Temporary Living Assistance, Closing Assistance on the sale of your current residence, and Closing Assistance on the purchase of a home in the Los Angeles/Southern California area are hereby extended to apply so that benefits are provided through October 6, 2011.

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Should you voluntarily terminate your employment with the Company on or before October 6, 2011 for reasons other than Good Reason (as defined in the Offer Letter) or a Qualifying Termination (as defined in the Severance Agreement), you will reimburse the Company within thirty (30) days following the date of your employment termination (“Employment Termination Date”) as follows:

o
An Employment Termination Date prior to October 6, 2010 will require you to reimburse the Company for any relocation benefits expended by you and paid by the Company between October 6, 2009 and the Employment Termination Date.

o
An Employment Termination Date after October 5, 2010 and prior to October 6, 2011 will require you to reimburse the Company for any relocation benefits expended by you and paid by the Company between October 6, 2010 and the Employment Termination Date.

Your reimbursement obligations set herein supersede the reimbursement obligations set forth in the penultimate sentence of the section of your Offer Letter entitled: International Rectifier’s Executive Relocation Package.

Except as set forth herein, your Offer Letter, including without limitation, the sections thereof entitled Tax Relief and Car Allowance, remains unmodified and in full force and effect.

By signing below, the parties have agreed to the terms of the foregoing Amendment.

________________________________                                                                           _____________________________
Ilan Daskal                                                                                           Rick Merritt
Chief Financial Officer                                                                                         VP Human Resources

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